As filed with the Securities and Exchange Commission on September 17, 2008

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  September 15, 2008

B&G Foods, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-32316	13-3918742
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

Four Gatehall Drive, Suite 110, Parsippany, New Jersey	07054
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (973) 401-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On September 15, 2008, it was reported that Lehman Brothers Holdings Inc. (“Lehman”) filed for protection under Chapter 11 of the U.S. Bankruptcy Code.  Lehman Commercial Paper Inc. (“Lehman CPI”), a Lehman subsidiary that we understand was not included in the bankruptcy filing, is the administrative agent under our senior secured credit facility.  Our credit facility includes (1) a $130.0 million term loan facility, and (2) a $25.0 million revolving credit facility.

None of our $130.0 million of outstanding term loans is currently held by Lehman or any subsidiary of Lehman.  Lehman CPI is one of the lenders participating in our $25.0 million revolving credit facility.  However, Lehman CPI has only $3.1 million of the $25.0 million commitment.  The other lenders under the revolving credit facility and their respective commitments are as follows:  Bank of America, N.A., $9.4 million; Citibank, N.A., $9.4 million; and Royal Bank of Canada, $3.1 million.  The available borrowing capacity under our revolving credit facility, net of outstanding letters of credit of $2.4 million, is currently $22.6 million.  We have not drawn upon the revolving credit facility since its inception in October 2004 and, based upon our cash on hand and working capital requirements, we have no plans to do so for the foreseeable future.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

B&G FOODS, INC.

Dated: September 17, 2008	By:	/s/ Scott E. Lerner
Scott E. Lerner
Executive Vice President,
General Counsel and Secretary